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                                                          EXHIBIT 99.(a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                       TENDER OF SHARES OF COMMON STOCK
    (INCLUDING THE ASSOCIATED SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                               PURCHASE RIGHTS)

                                      OF

                               PINKERTON'S, INC.

                                      TO

                          SECURITAS ACQUISITION CORP.
                      AN INDIRECT WHOLLY OWNED SUBSIDIARY

                                      OF

                                 SECURITAS AB

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.001 per share (the "Company Common Stock"), including the associated rights to purchase Series A Junior Participating Preferred Stock (the "Rights" and, together with the Company Common Stock, the "Shares"), of Pinkerton's, Inc., a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       THE DEPOSITARY FOR THE OFFER IS:
                      IBJ WHITEHALL BANK & TRUST COMPANY

                       Telephone Number: (212) 858-2103

        BY MAIL:                 BY FACSIMILE:         BY HAND OR OVERNIGHT
                                                             DELIVERY:
       P.O. Box 84              (212) 858-2611           One State Street
  Bowling Green Station      Attn: Reorganization    New York, New York 10004
   New York, New York             Operations             Attn: Securities
       10274-0084                 Department             Processing Window
  Attn: Reorganization                                 Subcellar One, (SC-1)
       Operations
       Department

                       (For Eligible Institutions Only)

                Confirm Facsimile by Telephone: (212) 858-2103

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
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  THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A
LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

  The undersigned hereby tenders to Securitas Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Securitas AB, a corporation organized under the laws of Sweden, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 26, 1999, and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares set forth below of the common stock, par value $0.001 per share (the "Company Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Company Common Stock, the "Shares"), of Pinkerton's, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

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 Number of Shares: _________________       Name(s) of Record Holder(s): ______

 -----------------------------------       -----------------------------------

 -----------------------------------       -----------------------------------
 Certificate Nos. (if available): __                 (Please Print)

 -----------------------------------       Address(es): ______________________

 Check box if Shares will be               -----------------------------------
 tendered by                                                        (Zip Code)
 book-entry transfer: [_]
                                           Area Code and Tel. No.: ___________
 Account Number: ___________________
                                           Signature(s): _____________________
 Dated: ______________________, 1999
                                           -----------------------------------
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                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts maintained at one of the Book-Entry Transfer Facilities (as defined in the Offer to Purchase), in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three (3) trading days (as defined in the Offer to Purchase) after the date hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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 -----------------------------------       -----------------------------------
            Name of Firm:                         Authorized Signature

 -----------------------------------       Name: _____________________________
              Address:                                Please Print

 -----------------------------------       Title: ____________________________
                            Zip Code

                                           Dated:   ____________________, 1999
 Area Code and Tel. No.: ___________

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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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